Exhibit 99.1

FERRELLGAS PARTNERS REPORTS FIRST-QUARTER RESULTS

OVERLAND PARK, KS., December 9, 2011- Ferrellgas Partners, L.P. (NYSE:FGP), one of the nation’s largest distributors of propane, today reported operating results for the fiscal first quarter ended October 31, 2011.

Propane sales for the quarter rose 17% to 196.3 million gallons despite temperatures during the period that were 17% warmer than normal and customer conservation resulting from wholesale propane costs that rose more than 33%. Revenues grew 35% to $538.4 million from $400.2 million, reflecting both the increased gallon sales and the sales price to consumers resulting from the higher wholesale cost of propane.

“Our first quarter is traditionally slow due to the seasonality of the retail propane business, and that was certainly the case again this year,” President and Chief Executive Officer Steve Wambold said. “We were extremely pleased, however by our growth efforts which lead the industry helping to offset the continued impact of customer conservation on sales volumes and lesser retail margins resulting from sharply higher propane costs.”

Gross profit was $128.7 million, down $2.1 million while operating expenses were $99.4 million, improving $0.06 per gallon delivered.  General and administrative expenses were reduced 10% to $9.4 million primarily reflecting prior year reductions in back office expenses.  Equipment lease expense was materially unchanged at $3.5 million.

“Our focus remains on gaining market share through organic sales and marketing, supplemented by strategic acquisitions in retail propane” said Wambold.  “In the quarter, these efforts along with a continued focus on driving operational efficiencies allowed us to better utilize our fixed overhead while positioning us well for the upcoming winter heating season.”  Wambold concluded by saying, “As our Blue Rhino operations move into their offseason, we have continued to see growth in propane tank exchange as over the last 12 months we have increased our nation-wide footprint by adding 1,400 retail locations, growing sales by more than 4%.”

Adjusted EBITDA and the seasonal Net Loss for the quarter were $16.4 million and $32.9 million, respectively compared to $21.9 million and $28.3 million, respectively in the prior year’s quarter.

-more-

The partnership recently announced the extension of its $400 million secured credit facility to September 2016, in addition to two acquisitions of retail propane operations with customers in California and Texas.

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., serves approximately one million customers in all 50 states, the District of Columbia and Puerto Rico.  Ferrellgas employees indirectly own more than 20 million common units of the partnership through an employee stock ownership plan.  More information about the partnership can be found online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements.  A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations.  These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2011, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

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Contact:

Tom Colvin, Investor Relations, 913-661-1530

Scott Brockelmeyer, Media Relations, 913-661-1830

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	October 31, 2011	July 31, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$13,134	$7,437
Accounts and notes receivable, net (including $139,451 and $112,509 of accounts receivable pledged as collateral at October 31, 2011 and July 31, 2011, respectively)	205,608	159,532
Inventories	184,530	136,139
Prepaid expenses and other current assets	30,488	23,885
Total Current Assets	433,760	326,993

Property, plant and equipment, net	642,711	642,205
Goodwill	248,944	248,944
Intangible assets, net	202,778	204,136
Other assets, net	40,043	38,308
Total Assets	$1,568,236	$1,460,586

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$115,408	$67,541
Short-term borrowings	126,071	64,927
Collateralized note payable	81,000	61,000
Other current liabilities (a)	135,317	104,813
Total Current Liabilities	457,796	298,281

Long-term debt (a)	1,069,430	1,050,920
Other liabilities	23,255	23,068
Contingencies and commitments	—	—

Partners’ Capital:
Common unitholders (75,966,353 units outstanding at both October 31, 2011 and July 31, 2011)	74,739	139,614
General partner unitholder (767,337 units outstanding at both October 31, 2011 and July 31, 2011)	(59,315)	(58,660)
Accumulated other comprehensive income	273	4,633
Total Ferrellgas Partners, L.P. Partners’ Capital	15,697	85,587
Noncontrolling Interest	2,058	2,730
Total Partners’ Capital	17,755	88,317
Total Liabilities and Partners’ Capital	$1,568,236	$1,460,586

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED OCTOBER 31, 2011 AND 2010

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31		October 31
	2011	2010	2011	2010
Revenues:
Propane and other gas liquids sales	$514,219	$368,623	$2,357,853	$1,941,275
Other	24,207	31,569	203,596	205,907
Total revenues	538,426	400,192	2,561,449	2,147,182

Cost of product sold:
Propane and other gas liquids sales	403,122	256,486	1,755,980	1,313,100
Other	6,626	12,858	118,238	115,316

Gross profit	128,678	130,848	687,231	718,766

Operating expense	99,411	95,260	411,432	405,986
Depreciation and amortization expense	20,674	20,375	82,785	82,339
General and administrative expense	9,364	10,387	51,137	44,699
Equipment lease expense	3,529	3,649	14,315	13,316
Non-cash employee stock ownership plan compensation charge	2,579	2,444	10,292	9,764
Non-cash stock and unit-based compensation charge (b)	2,917	1,013	15,392	6,093
Loss (gain) on disposal of assets and other	309	(232)	4,174	6,591

Operating income (loss)	(10,105)	(2,048)	97,704	149,978

Interest expense	(23,387)	(26,877)	(98,395)	(105,466)
Loss on extinguishment of debt	—	—	(46,962)	(3,408)
Other income (expense), net	(33)	178	356	(1,237)

Earnings (loss) before income taxes	(33,525)	(28,747)	(47,297)	39,867

Income tax expense (benefit)	(630)	(482)	1,093	1,856

Net earnings (loss)	(32,895)	(28,265)	(48,390)	38,011

Net earnings (loss) attributable to noncontrolling interest (a)	(291)	(222)	(181)	680

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	(32,604)	(28,043)	(48,209)	37,331

Less: General partner’s interest in net earnings (loss)	(326)	(280)	(482)	373

Common unitholders’ interest in net earnings (loss)	$(32,278)	$(27,763)	$(47,727)	$36,958

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$(0.42)	$(0.40)	$(0.65)	$0.53

Weighted average common units outstanding	75,966.4	69,559.6	73,928.5	69,506.8

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31		October 31
	2011	2010	2011	2010

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(32,604)	$(28,043)	$(48,209)	$37,331
Income tax expense (benefit)	(630)	(482)	1,093	1,856
Interest expense	23,387	26,877	98,395	105,466
Depreciation and amortization expense	20,674	20,375	82,785	82,339
EBITDA	10,827	18,727	134,064	226,992
Loss on extinguishment of debt	—	—	46,962	3,408
Non-cash employee stock ownership plan compensation charge	2,579	2,444	10,292	9,764
Non-cash stock and unit-based compensation charge (b)	2,917	1,013	15,392	6,093
Loss (gain) on disposal of assets and other	309	(232)	4,174	6,591
Other income (expense), net	33	(178)	(356)	1,237
Litigation reserve and related legal fees	—	332	11,788	332
Net earnings (loss) attributable to noncontrolling interest	(291)	(222)	(181)	680
Adjusted EBITDA (c)	16,374	21,884	222,135	255,097
Net cash interest expense (d)	(22,031)	(23,722)	(91,662)	(97,312)
Maintenance capital expenditures (e)	(5,327)	(4,412)	(16,352)	(14,267)
Cash paid for taxes	(3)	(83)	(511)	(1,633)
Proceeds from asset sales	1,363	2,078	5,279	9,365
Distributable cash flow to equity investors (f)	$(9,624)	$(4,255)	$118,889	$151,250

Propane gallons sales
Retail - Sales to End Users	132,848	120,561	667,695	669,050
Wholesale - Sales to Resellers	63,421	47,776	259,920	242,263
Total propane gallons sales	196,269	168,337	927,615	911,313

(a) Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(b) Non-cash stock and unit-based compensation charges consist of the following:

	Three months ended		Twelve months ended
	October 31		October 31
	2011	2010	2011	2010
Operating expense	$1,167	$136	$4,788	$1,533
General and administrative expense	1,750	877	10,604	4,560
Total	$2,917	$1,013	$15,392	$6,093

(c)      Adjusted EBITDA is calculated as earnings (loss) before income tax expense (benefit), interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock and unit-based compensation charge, loss (gain) on disposal of assets and other, other income (expense), net, a litigation reserve and related legal fees and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it  allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)     Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)      Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)        Management considers Distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.